Exhibit 99

American Express Global Business Travel becomes publicly traded company

The Company’s common stock will trade on the NYSE under ticker symbol “GBTG” beginning on May 31, 2022

Listing highlights momentum of business travel recovery and Company’s industry leadership position

NEW YORK – May 27, 2022 – American Express Global Business Travel (“Amex GBT” or the “Company”), the world’s leading B2B travel platform, today announced that it will begin trading as a public company on the New York Stock Exchange (“NYSE”) under ticker symbol “GBTG” on May 31, 2022.

Paul Abbott, Amex GBT’s Chief Executive Officer, said: “Today marks a significant milestone in the business travel industry recovery and for Amex GBT. With strategic initiatives over the last few years, including complementary accretive acquisitions, product and technology enhancements and lasting cost reductions, we have confidence that we are very well positioned to win a larger portion of the $1.4 trillion business travel market. As a publicly traded company, we will have the flexibility to further accelerate our growth strategy.

“Trading as a public company follows years of work to strengthen our market leadership position. While listing our company is an achievement, it also marks the beginning of a new phase of growth paired with a focus on delivering long-term shareholder value as the world’s largest publicly traded B2B travel platform.”

Amex GBT has become a publicly traded company following the completion of its previously announced business combination with Apollo Strategic Growth Capital (NYSE: APSG, APSG.U, APSG WS) (“APSG”), which was approved by APSG shareholders on May 25, 2022, and closed on May 27, 2022. Concurrently with the closing of the business combination, the Company received proceeds from cash in trust and PIPE investments, including sizable investments by strategic investors Zoom and Sabre, and new investors Apollo, Ares and HG Vora. These investors join American Express Company, Certares and Expedia Group, which remain invested in the Company. The Class A common stock and warrants of the newly combined company, Global Business Travel Group, Inc., will trade on the NYSE under the new ticker symbols “GBTG” and “GBTG WS”, respectively, beginning on May 31, 2022.

About American Express Global Business Travel

American Express Global Business Travel is the world’s leading B2B travel platform, providing software and services to manage travel, expenses, and meetings & events for companies of all sizes. We have built the most valuable marketplace in B2B travel to deliver unrivalled choice, value and experiences. With travel professionals in more than 140 countries, our customers and travelers enjoy the powerful backing of American Express Global Business Travel.

Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on Twitter, LinkedIn and Instagram.

“American Express,” “Amex,” “powerful backing” and the American Express logo are trademarks or service marks of, and the property of, American Express Company or its subsidiaries (American Express). GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees use the American Express trademarks and service marks in the “American Express Global Business Travel”. GBT UK is a subsidiary of Global Business Travel Group, Inc. American Express holds a minority interest in Global Business Travel Group, Inc., which operates as a separate company from American Express. As such, an investment in Global Business Travel Group, Inc. is not an investment in American Express. American Express shall not be responsible in any manner whatsoever for, and in respect of, the statements herein, all of which are made solely by Global Business Travel Group, Inc.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including those related to travel recovery, market size and growth opportunities, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “predicts,” “projects,” “should,” “could,” “would,” “may,” “will,” “continue,” “forecast” or other similar expressions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this press release, and may include, without limitation, changes in general economic conditions as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this press release should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements contained in this press release are subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 filed by APSG with the SEC, which was declared effective by the SEC on May 4, 2022, the proxy statement/prospectus and other documents filed or that may be filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from expected results contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company following the completion of the business combination; (2) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (3) changes in the applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the ongoing impact of the global COVID-19 pandemic; and (6) other risks and uncertainties described in the Company’s filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts

Media:

Martin Ferguson

Vice President Global Communications and Public Affairs, American Express Global Business Travel

martin.ferguson@amexgbt.com

Investors:

Barry Sievert

Vice President Investor Relations, American Express Global Business Travel

investor@amexgbt.com